Exhibit 10.2

INDUSTRIAL REAL ESTATE LEASE

THIS LEASE AGREEMENT (the “Lease”) is entered into as of the                      day of June, 2010, between the tenant-in-common owners listed on Schedule 1 attached hereto and made a part hereof for all purposes (collectively, the “Landlord”), c/o RAINIER ASSET MANAGEMENT COMPANY, LLC, AS AGENT FOR LANDLORD, and NEI, Inc. (“Tenant”).

Article 1. BASIC TERMS

This Article 1 contains the Basic Terms of this Lease between the Landlord and Tenant. Other Articles and Sections of the Lease referred to in this Article 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Property and Premises. The Property (herein so-called) is described on Exhibit “A” attached hereto and is part of Landlord’s multi-tenant real property development known as Plano Tech Center, all or part of which is described or depicted in the site plan attached as Exhibit “B” (the “Project”). The Project includes the land described on Exhibit “B,” the Buildings (herein so-called) and all other improvements located on the Property or on property subsequently acquired by Landlord and incorporated into the Project, and the Common Areas described in Section 4.05 A. Tenant’s Premises (herein so-called) shall be located on the Property in the 82,880 square foot portion of the Building at 3501 E. Plano Parkway, Plano, Texas 75074, shown on the floor plate attached hereto as Exhibit “A-1”.

Section 1.02. Lease Term. Ninety (90) months, beginning on February 1, 2010 and ending on July 31, 2017.

Section 1.03. Permitted Uses. (See Article 5) The Premises may be used only for light manufacturing, including, without limitation, selling, storing, shipping, designing, testing, assembling, fabricating products, materials and merchandise made or distributed by Tenant and its customers and for such other purposes as may be incidental thereto, including, without limitation, offices.

Section 1.04. Tenant’s Guarantor. None.

Section 1.05. Brokers. (See Article 14)

A.            “Landlord’s Broker”: TCS Central Region, GP, L.L.C. d/b/a Transwestern

B.            “Tenant’s Broker”: Jackson & Cooksey, Inc.

Commission payable to brokers shall be calculated on an amount of $3,185,123.98. This amount is calculated as follows:

Total base rental amount per the terms of this Lease is calculated to be $4,332,240.00 less the remaining base rental of $1,157,116.00 that is to be paid as of January 31, 2010 on that certain lease dated December 15, 2000 originally between Argent Plano Realty, L.P., a Texas Limited Partnership (landlord) and Alliance Systems, Inc., a Texas Corporation (Tenant) and subsequently amended by the following six (6) amendments (collectively, the “Existing Lease”):

1.             That certain First Amendment dated 23rd day of October, 2001;

2.             That certain undated Second Amendment – Satellite Antenna Lease;

3.             That certain Third Amendment with an effective date of December 17, 2001;

4.             That certain Fourth Amendment dated effective January 1, 2001;

5.             That certain Fifth Amendment dated July 30, 2004;

6.             That certain Sixth Amendment dated April 12, 2006.

Section 1.06. Commissions Payable to Brokers. (See Article 14)

A.            To Landlord’s Broker: per separate agreement

B.            To Tenant’s Broker: per separate agreement

Section 1.07. Initial Security Deposit. (See Section 3.02) $58,771.00

Section 1.08. Vehicle Parking Spaces Allocated to Tenant. (See Section 4.05) approx. 200

Section 1.09. Rent and Other Charges Payable by Tenant.

A.            Base Rent.

Months	Monthly Net Lease Amount
Months 1-18	$25,900.00/month
Months 19-30	$49,378.33/month
Months 31-42	$51,105.00/month
Months 43-54	$52,831.67/month
Months 55-66	$54,558.33/month
Months 67-78	$56,285.00/month
Months 79-90	$58,011.67/month

B.            Items of Additional Rent. (i) Real property taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Common Area Costs and (v) Property Maintenance Costs (See Section 4.05); plus 100% of the costs of separately metered utilities and Maintenance, Repairs and Alterations of the Premises to the extent provided in Article 6.

C.            Rent. The term “Rent” shall mean Base Rent and Additional Rent.

Section 1.10. Riders. The following Riders are attached to and made a part of this Lease:

Rider 1 - “Renewal Option”; Rider 2 - “Cancellation Option”

Section 1.11. Exhibits. The following Exhibits “A” through “G” are attached to and made a part of this Lease:

Exhibit	Lease Section	Description
A	1.01	Property
A-1	1.01	Floor Plate
B	1.01	Site Plan of Project
C	2.02	Intentionally Omitted
D	11.02	Subordination, Nondisturbance & Attornment Agreement
E	11.05A	Estoppel Certificate
F	4.05B	Rules & Regulations
G	5.04	Signage Criteria

Article 2. LEASE TERM

Section 2.01. Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term and for any renewal term(s) the option for which is exercised by Tenant pursuant to the Renewal Option Rider described in Section 1.10. The Lease Term is for the period stated in Section 1.02 above and shall begin on the date specified in Section 1.02 above, unless the beginning of the Lease Term is changed under any provision of this Lease. The

“Commencement Date” shall be the date specified in Section 1.02 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02. Intentionally Omitted.

Section 2.03. Intentionally Omitted.

Section 2.04. Commencement Date. The Commencement Date shall be February 1, 2010.

Section 2.05. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall pay Landlord the following amounts if Tenant delays in vacating the Premises after such expiration or earlier termination of the Lease: an amount equal to the sum of (i) 125% of the amount of the Base Rent calculated on a daily basis, plus 100% of the amount of Additional Rent for the entire holdover period, plus (ii) all reasonable attorneys’ fees and other expenses incurred by Landlord in enforcing its rights under this Lease. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts Rent from Tenant, Tenant’s occupancy of the Premises shall be a “month-to-month” tenancy, subject to all of the terms of this Lease consistent with a month-to-month tenancy, except that Base Rent then in effect shall be increased to 125% of the amount of the Base Rent.

Article 3. BASE RENT

Section 3.01. Time and Manner of Payment. Landlord acknowledges that Tenant has paid Base Rent in the amount of $63,496.67 for the months of February, March, April and May 2010 pursuant to the Existing Lease and that based on the Commencement Date of this Lease, Tenant is required to pay the lesser monthly Base Rent amount as set forth in Section 1.09A above for such periods. Therefore, upon execution of this Lease, Tenant shall be entitled to a Base Rent credit in the amount of the difference between the amounts already paid by Tenant and acknowledged by Landlord for the period beginning on the Commencement Date and ending on the execution date of this Lease, for which Base Rent credit Tenant shall be entitled to an offset against the Base Rent next coming due under this Lease until the entirety of such Base Rent credit has been credited to Tenant. Any partial month of Base Rent credit shall be prorated based on the number of days in such partial month. On the first day of each month after such Base Rent credit has been fully credited to Tenant, the Base Rent shall be due and payable, and Tenant shall pay Landlord the Base Rent, in advance, on each such due date, without offset or deduction, except as expressly set forth in this Lease, or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. Upon execution of this Lease, the Existing Lease shall be and is hereby terminated as of January 31, 2010.

Section 3.02. Security Deposit. Tenant has previously deposited with Landlord a cash Security Deposit in the amount set forth in Section 1.07 above pursuant to the Existing Lease. Such Security Deposit is hereby transferred to this Lease. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charge due from Tenant or to cure any other Defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Tenant’s receipt of Landlord’s written request. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from the other accounts and no trust relationship is created with respect to the Security Deposit.

Article 4. OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent”. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

Section 4.02. Property Taxes.

A.            Real Property Taxes. Tenant shall pay Landlord for Landlord’s estimate of Tenant’s Pro Rata Share (as defined in Section 4.06) of all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any Tenant Improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Such payments shall be made on a monthly basis in accordance with Section 4.06, below.

B.            Definition of “Real Property Tax.” “Real property tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, or tax imposed by any taxing authority against the Property: (Ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; ; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

C.            Landlord agrees to use its reasonable and affirmative best efforts to contest any tax, fee or assessment wholly or partially paid or reimbursed by Tenant to the same extent as Landlord would contest the same if Landlord had paid the tax, fee or assessment itself without reimbursement. Landlord shall reimburse Tenant for Tenant’s Pro Rata Share of any and all amounts recovered by Landlord as a result of such contest, net of Landlord’s reasonable costs incurred in pursuing such contest.

D.            Personal Property Taxes.

(1) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall render its personal property for taxation separately from the Premises.

(2) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered or shared with other premises, Landlord shall make a reasonable determination of Tenant’s share of the cost of such utilities and services based on the square foot area of the Premises compared to the total square foot area jointly metered or shared and Tenant shall pay such reasonable share to Landlord in accordance with the terms of Section 4.06. Alternatively, Landlord may require Tenant to contract for Tenant’s own rubbish collection.

Section 4.04. Insurance Policies.

A.            Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, Premises damage (including loss of use of Premises) and personal injury arising out of the operation, use or occupancy of the Premises. Nothing contained herein shall obligate the Tenant to carry product liability insurance. Tenant shall name Landlord as an additional insured under such policy as their respective interests appear. The amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve the Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage reasonably determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance. Tenant shall be liable for the payment of any deductible amount under Tenant’s insurance policies maintained pursuant to this Section 4.04 A.

B.            Building and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Premises in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant, or Tenant’s personal property, on the Premises. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent. Tenant shall be liable for Tenant’s Pro Rata Share of the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained pursuant to this Section 4.04 B, in an amount not to exceed Ten Thousand Dollars ($10,000), except that the deductible on flood and earthquake insurance (if any) shall be Twenty Five Thousand Dollars ($25,000). Tenant shall not do nor permit anything to be done which invalidates any such insurance policies. Landlord shall furnish to Tenant upon request a certificate of insurance, properly authenticated, showing that the insurance which Landlord is required to maintain under this Section 4.04 B is in full force and effect.

C.            Payment of Premiums. Tenant shall pay all premiums for the insurance policies required to be maintained by it described in Section 4.04 A. Tenant shall pay Landlord on the terms provided in Section 4.06 Tenant’s Pro Rata Share of the premium cost of insurance policies obtained by Landlord pursuant to Section 4.04 B, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which landlord elects to obtain as provided in Section 4.04 A and the costs thereof shall not be included in the premium costs reimbursable by Tenant to Landlord. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the allocation of premium applicable to the Premises showing in reasonable detail how Tenant’s share of the premium was computed. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. Prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

D.            General Insurance Provisions.

(1) Notice. With regard to any insurance which Tenant is required to maintain under this Lease, Tenant shall endeavor to include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days written notice prior to any cancellation or modification of such coverage.

(2) Landlord’s Remedy. If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for its premium cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(3) Carrier Credit Rating. Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-B or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord and Tenant acknowledge the insurance markets are subject to change and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance required under Section 4.04 to protect Landlord or Tenant’s interest. Therefore, Tenant shall obtain any such additional property insurance (for Tenant’s fixtures or contents) or liability insurance which Tenant deems necessary to protect Tenant.

(4) Waiver of Subrogation. Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to the Premises or the Property or the property of others under either party’s control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. Common Areas; Use, Maintenance and Costs.

A.            Common Areas. As used in this Lease, “Common Areas” shall mean all areas within the Project which are available for the common use of tenants of the Project pursuant to applicable common access easements or other restrictions binding on owners of land within the Project, and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, driveways, landscaped, drainage and planted areas as shown on Exhibits “A-1” and “B” and Project monument signage. Any portion of the Common Areas located on the Project are subject to certain maintenance and repair obligations pursuant to recorded restrictions, the duty and cost of performance shall be subject to Sections 4.05D and 6.03 of this Lease. Landlord, from time to time, may create Common Areas by recordation of a declaration of covenants, conditions, and restrictions for the Project, or may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Such activities and changes are permitted provided Tenant’s use of and access to the Premises are not unreasonably or significantly impaired.

B.            Use of Common Areas; Rules and Regulations. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to recorded restrictions and conditions and to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use reasonable efforts to cause others who use the Common Areas with Tenant’s express or implied permission to abide by Landlord’s rules and regulations. During the Lease Term, Landlord shall enforce the rules and regulations with reasonable commercial diligence based upon notification to Landlord of alleged infractions. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord’s judgment, are desirable to improve the Project, provided Tenant’s use of and access to the Premises are not unreasonably or significantly impaired. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. Notwithstanding anything contained in the Rules and Regulations attached hereto, Landlord acknowledges and agrees that Tenant shall have access to the roof of the Project for installation and maintenance of its HVAC equipment; provided, however, that (i) all such installation and maintenance shall be at Tenant’s sole cost and expense, (ii) such equipment does not interfere with the operation of or access to any other existing rooftop installations; and (iii) Tenant shall indemnify and hold Landlord harmless from any costs or other damages incurred by Landlord as a result of the installation and operation of Tenant’s rooftop equipment. Tenant shall submit to Landlord for Landlord’s approval, which approval will not be unreasonably withheld or delayed, drawings showing the location of any such equipment Tenant desires to place on the Project’s rooftop.

C.            Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Property allocated to Tenant in Section 1.08 of the Lease without paying any additional rent. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Temporary parking of large delivery vehicles in the Project may be permitted at loading dock stalls serving Tenant’s Premises by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant or Tenant’s employees park more vehicles in the parking area than the number set forth in Section 1.08 of this Lease and such conduct continues for five (5) days after Tenant’s receipt of written notice thereof from Landlord, Tenant shall pay a daily charge of $25.00 for each such additional vehicle.

D.            Common Area Costs. Tenant shall pay Landlord for Landlord’s estimate of all Common Area Costs, as defined in this subparagraph, during the Lease Term. Such payments shall be made on a monthly basis in accordance with Section 4.06, below. All costs incurred by Landlord for the operation and maintenance of the Common Areas located on the Property, or for maintenance of which the owner of the Property is or shall be liable to contribute pursuant to applicable recorded restrictions, are herein referred to as “Common Area Costs”. Common Area Costs include, but are not limited to, costs and expenses for paving maintenance for the private common drive providing access to the Premises from various public streets; Project monument signage and landscaping: all real property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; and a reasonable allowance (not to exceed five percent (5%) of the Common Area Costs) to Landlord for Landlord’s supervision of the Common Areas. Landlord may cause any or all of such services to be provided by third parties based upon prevailing market rates and the cost of such services shall be included in Common Area Costs. Common Area Costs shall not include interest on debt, capital retirement of debt or depreciation of real property which forms part of the Project; legal fees of Landlord incurred in connection with lease negotiations or enforcement; brokerage commissions; expenses for the renovation of space for new tenants; compensation paid to any employee of Landlord or agent above the grade of Building manager; costs associated with correcting any violation of law; costs due to Landlord’s breach of this Lease; costs relating to any art work or the like; political or charitable contributions; entertainment or travel expenses of Landlord or its employees, agents, partners and affiliates; reserves of any kind, including without limitation, replacement reserves and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties; costs incurred in connection with the sale, financing or refinancing of the Project; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or Landlord’s expenses incurred in construction of tenant finish improvements.

E.             Property Maintenance Costs. Tenant shall pay Landlord for Landlord’s estimate of all Property Maintenance Costs, as defined in this subparagraph, during the Lease Term. Such payments shall be made on a monthly basis in accordance with Section 4.06, below. All costs incurred by Landlord for the repair and maintenance of the portions of the Property for which Landlord is responsible under this Lease are herein referred to as “Property Maintenance Costs”. Property Maintenance Costs include, but are not limited to, costs and expenses for the following: landscape maintenance; premiums for Landlord’s workers compensation insurance premiums pertaining to employees engaged in Property maintenance: all personal property taxes levied on or attributable to personal property used in connection with the Property, or an allocable share of such taxes for personal property utilized by Landlord in connection with Property maintenance; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Property; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items for the Property. Landlord may cause any or all of such services to be provided by third parties based upon prevailing market rates and the cost of such services shall be included in Property Maintenance Costs.

Property Maintenance Costs shall not include repairs, restoration or other work occasioned by fire, windstorms or other casualty, the cost of capital repairs, replacements, improvements or additions, the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds. Notwithstanding anything to the contrary contained herein, Landlord expressly acknowledges and agrees that the exclusions from Common Area Costs and the exclusions from Property Maintenance Costs set forth herein are applicable to both Common Area Costs and Property Maintenance Costs and are in no way interpreted to be mutually exclusive of either defined cost based on how Landlord may define such costs as either a Common Area Cost or a Property Maintenance Cost.

F.             Audit Rights. Tenant may, at its own cost except as provided below, annually examine Landlord’s books and records in respect to any Additional Rent for the immediately preceding calendar year at any time within a period of six (6) months from and after the later of (i) each March 31 during the Lease Term, or (ii) the date that Landlord delivers the annual statement of Additional Rent with respect to the Premises. Tenant shall provide Landlord with reasonable advance notice of Tenant’s intention to examine Landlord’s records. This right shall survive the termination of this Lease. In the event that Tenant’s examination reveals that Landlord has overcharged Tenant by more than five percent (5%), Landlord shall pay the reasonable costs of such examination.

Section 4.06. Payment of Additional Rent. During the Lease Term, commencing with the Commencement Date, Landlord shall estimate in advance and notify Tenant of estimated Common Area Costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all Property Maintenance Costs, and all other Additional Rent payable by Tenant hereunder, including, but not limited to, any related sales tax thereon. Tenant shall pay Landlord Tenant’s Pro Rata Share of such estimated Common Area Costs, real property taxes, insurance premiums, Property Maintenance Costs, and all other items of Additional Rent (prorated for any fractional month) on a monthly basis, at the same time Base Rent shall be due, subject to the terms set forth in this Section. Tenant’s Pro Rata Share shall be calculated by dividing the square foot area of the Premises, as set forth in Section 1.01 of the Lease, by the aggregate square foot area of the Building which is leased or held for lease by tenants, as of the date on which the computation is made. Landlord may adjust Landlord’s estimates of any item of Additional Rent at any time (but not more frequently than annually) based upon Landlord’s reasonable anticipation of costs to be incurred, and Tenant’s Pro Rata Share of such costs shall be adjusted as a change in the area of the Premises or the building in which the Premises are located may occur. Such adjustments shall be effective as of the next rent payment date after notice of adjustment is given to Tenant. At Landlord’s election, statements of Additional Rent may be delivered monthly on or before the first day of each calendar month. Within sixty (60) days after the end of each calendar year of the Lease Term. Landlord shall deliver to Tenant a statement setting forth, in reasonable detail, the actual Common Area Costs, real property taxes, insurance premiums, Property Maintenance Costs and all other Additional Rent paid by Landlord during the preceding calendar year and Tenant’s Pro Rata Share (adjusted, if necessary, to reflect the extent to which the Lease Term fell in such calendar year). Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant’s Pro Rata Share of such costs and expenses for such period and Tenant shall receive a credit, if indicated, against the next installment of Rent. If Landlord does not deliver such statement to Tenant within three hundred thirty (330) days after the end of any calendar year, then Tenant shall have no further obligation to pay any amount subsequently invoiced by Landlord regarding the same with respect to such prior calendar year.

Article 5. USE OF PREMISES

Section 5.01. Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.03 above.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which unreasonably annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits (other than a certificate of occupancy for the Premises) required for Tenant’s occupancy of the Premises and Tenant shall promptly take all actions necessary to comply with all applicable statues, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

Section 5.03.        Hazardous Materials

A.            Definitions.

(1) “Hazardous Material” means any substance the presence of which requires notice to any Governmental Agency or investigation or remediation pursuant to any Environmental Requirement, or is or becomes regulated by any Governmental Agency, or the presence of which on the Premises causes or threatens to cause a nuisance or trespass or to otherwise create the reasonable prospect of the assertion of a claim against the owner of the Property for Environmental Damages.

(2) “Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

(3) “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonably attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Premises.

(4) “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

(5) The “Tenant Group” means Tenant, Tenant’s successors, assigns, officers, directors, agents and employees.

B.            Prohibitions. Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises by the Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the Lease Term, Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion. Throughout the Lease Term, Tenant shall store flammable materials in a suitable fire-proof cabinet at all times when such materials are not in use. Tenant shall not cause, permit or suffer the existence or the commission by the Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Premises. Tenant shall not install, operate or maintain any above or below grade tank, sump, or pit or install any treatment vessel or device on the Premises without Landlord’s prior written consent. On-site maintenance or repair of hydraulic equipment, loading vehicles, or highway vehicles shall not be performed in the Premises or anywhere in the Project, including the Common Areas. Tenant shall be permitted to test drive Tenant’s model vehicle products in the Common Areas adjacent to the Premises without disturbance of other tenants, subject to Project rules and regulations. Notwithstanding anything set forth in this Lease to the contrary, Tenant shall be entitled to utilize, maintain, repair and replace its current equipment and systems within the Premises, including without limitation, the hydraulic lifts, compactor and elevator as well as repair and maintain all systems and equipment within the Premises that it is Tenant’s obligation to maintain or repair.

C.            Indemnity. Tenant, its successors and assigns, agree to indemnify, defend, reimburse and hold harmless Landlord, any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease, and the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, from and against any and all Environmental Damages which exist as a result of the activities or negligence of the Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or resulting from Tenant’s remediation of the Property or failure to meet its remediation obligations contained in this Lease. Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant’s activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Premises by a Hazardous Material. This indemnification is solely for Environmental Damages caused by the Tenant Group, and does not include conditions existing prior to Tenant’s possession of the Premises or caused by others.

D.            Prior Inspections. The obligations of Tenant under this Section shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

E.             Obligation to Remediate. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, immediately take all actions to remediate the Property which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property, at any time during or upon termination of this Lease, of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group. Tenant shall take all actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. This obligation to remediate is for Environmental Damages caused by the Tenant Group, and does not include Environmental Damages existing prior to Tenant’s possession of the Premises or caused by others.

F.             Right to Inspect. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises, including invasive tests, during Tenant’s regular hours of operation between 9:00 a.m. and 5:00 p.m. weekdays to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises or surrounding properties and activities thereon. Landlord’s inspection for environmental compliance shall be based upon reasonable cause to suspect violation of Environmental Requirements. The cost of the Landlord’s investigation shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Premises or any other premises caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay such cost. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary to conduct such reviews and investigations during Tenant’s regular hours of operation on the Premises. Landlord shall use its best efforts to minimize interference with the business of Tenant in the conduct of such reviews and investigations.

G.            Notification of Claims or Conditions. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or Premises or past or present activities of any person thereon, then Tenant shall promptly notify Landlord and furnish a reasonably detailed description of such condition. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Premises without Landlord’s prior written consent, and such sign shall be in conformance with signage criteria as outlined in Exhibit “G”. A charge of $50.00 per day per sign, billboard, or other advertisement will be assessed against Tenant if Tenant fails to obtain the required consent. Tenant shall not conduct nor permit any auctions or sheriffs sales at the Premises.

Section 5.05. Tenant’s Indemnity. In addition to, and not in limitation of or substitution for the indemnity by Tenant in Section 5.03(3), Tenant shall indemnify Landlord against and hold landlord harmless from any and all costs, claims or liability arising from: (a) Tenant’s use of the Premises; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant’s obligations under this lease; (d) any misrepresentation or breach of warranty by Tenant under this lease; or (e) all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord. AS A MATERIAL PART OF THE CONSIDERATION TO LANDLORD, TENANT ASSUMES ALL RISK OF DAMAGE TO PREMISES OR INJURY TO PERSONS IN OR ABOUT THE PREMISES ARISING FROM ANY CAUSE, AND TENANT HEREBY WAIVES ALL CLAIMS IN RESPECT THEREOF AGAINST LANDLORD, EXCEPT FOR ANY CLAIM ARISING OUT OF LANDLORD’S OR THE LANDLORD GROUP’S OPERATION OR MAINTENANCE OF THE COMMON AREAS, LANDLORD’S BREACH OF THIS LEASE OR FROM THE LANDLORD’S OR LANDLORD GROUP’S NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION, THE TERM “TENANT” SHALL INCLUDE TENANT’S EMPLOYEES, AGENTS AND CONTRACTORS, IF APPLICABLE.

Section 5.06. Landlord’s Indemnity. Subject to the terms of Section 6.02 of this Lease, so long as no Default by Tenant shall occur or be continuing, Landlord shall indemnify Tenant against, and hold Tenant harmless from any and all costs, claims, or liability arising from Landlord’s or the Landlord Group’s operation or maintenance of the Common Areas, breach of this Lease, or Landlord’s or the Landlord Group’s negligence, gross negligence or willful misconduct. As used herein, the term “Landlord Group” shall include the Landlord, Landlord’s employees, agents and invitees.

Section 5.07. Landlord’s Access. Landlord or its agents may, upon at least 24 hours advance written notice (except in the event of an emergency, in which case no advance notice is required), enter the Premises during Tenant’s regular hours of operation to verify that Tenant is in compliance with the terms of this Lease, as well as for other purposes expressly permitted by the terms of this Lease.

Section 5.08. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease. The Landlord represents to Tenant that the Permitted Uses are in general conformance with zoning applicable to the Premises on the execution date of this Lease. Landlord shall take commercially reasonable steps to enforce the Project rules and regulations on a nondiscriminatory basis.

Article 6. CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. TENANT ACCEPTS THE PREMISES, COMMON AREAS AND SHELL CONDITIONS AT THE BUILDING IN THEIR CONDITION AS OF THE EXECUTION OF THE LEASE, SUBJECT TO ALL RECORDED MATTERS, LAWS, ORDINANCES, AND GOVERNMENTAL REGULATIONS AND ORDERS. EXCEPT AS PROVIDED HEREIN, TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE ANY REPRESENTATION AS TO THE CONDITION OF THE PREMISES OR THE SUITABILITY OF THE PREMISES FOR TENANT’S INTENDED USE. TENANT REPRESENTS AND WARRANTS THAT TENANT HAS MADE ITS OWN INSPECTION OF AND INQUIRY REGARDING THE CONDITION OF THE PREMISES AND IS NOT RELYING ON ANY REPRESENTATIONS, EXCEPT AS SET FORTH IN THIS LEASE, OF LANDLORD OR ANY BROKER WITH RESPECT THERETO.

Section 6.02. Exemption of Landlord from Liability. LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGE OR INJURY TO THE PERSON, BUSINESS (OR ANY LOSS OF INCOME THEREFROM), GOODS, WARES, MERCHANDISE OR OTHER PROPERTY OF TENANT, TENANT’S EMPLOYEES, INVITEES, CUSTOMERS OR ANY OTHER PERSON IN OR ABOUT THE PREMISES, WHETHER SUCH DAMAGE OR INJURY IS CAUSED BY OR RESULTS FROM, WITHOUT LIMITATION: (A) FIRE, STEAM, ELECTRICITY, WATER; GAS OR RAIN; (B) THE BREAKAGE; LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, SPRINKLERS, WIRES, APPLIANCES, PLUMBING, AIR CONDITIONING OR LIGHTING FIXTURES OR ANY OTHER CAUSE; OR (C) CONDITIONS ARISING IN OR ABOUT THE PREMISES. LANDLORD SHALL NOT BE LIABLE FOR ANY SUCH DAMAGE OR INJURY EVEN THOUGH THE CAUSE OF OR THE MEANS OF REPAIRING SUCH DAMAGE OR INJURY ARE NOT ACCESSIBLE TO TENANT. THE PROVISIONS OF THIS SECTION 6.02 SHALL NOT, HOWEVER, EXEMPT LANDLORD FROM LIABILITY FOR LANDLORD’S OR THE LANDLORD GROUP’S OPERATION OR MAINTENANCE OF THE COMMON AREAS, LANDLORD’S BREACH OF THIS LEASE OR FROM THE LANDLORD’S OR LANDLORD GROUP’S NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 6.03. Landlord’s Obligations.

A.                                   Maintenance by Landlord. Except as provided in Article 7 (Damage or Destruction) and Article 8 (Condemnation), Landlord shall keep the following in good order, condition and repair at Landlord’s sole cost and expense: the foundation, structural portions of the Building, exterior walls, roof and all roof related systems and components, mechanical, electrical and plumbing electrical systems and components of the Building in which the Premises are located (including painting the exterior surface of the exterior walls of such Building not more often than once every five (5) years. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall maintain and repair the parking lot and maintain the landscaping located on the Property, the cost of which items shall be Property Maintenance Costs under Section 4.05E. Landlord shall contract for or require Tenant to enter into a service contract on the Premises for the periodic inspection and service of the heating, ventilation and air conditioning equipment. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs and complete such repairs within twenty one (21) days, or such longer period of time as may be necessary in the case of repairs which are not reasonably susceptible to completion within such period, provided Landlord pursues such repairs with reasonable commercial diligence. Tenant may effect emergency repairs otherwise required to be made by Landlord in order to preserve safety and avoid damage to Tenant’s property, and Landlord shall reimburse Tenant for Tenant’s out-of-pocket costs in doing so, provided Tenant provides Landlord with prompt notice of the necessity for such repairs.

B.                                     Common Area Maintenance. Subject to Tenant’s payment of the charges therefor in accordance with Section 4.06, Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Property, in Landlord’s reasonable discretion, as a first-class industrial/commercial real property development. Maintenance of Common Areas may include, at Landlord’s discretion, gardening, tree trimming, replacement or repair of landscaping, landscape irrigation systems, drainage areas and systems and similar items. Such maintenance may also include sweeping and cleaning of asphalt, concrete or other surfaces on the driveway, parking areas, yard areas, loading areas or other paved or covered surfaces. In connection with Landlord’s obligations under this Article, Landlord may enter into a contract with one or more contractors of Landlord’s choice to provide those maintenance services listed above which Landlord deems reasonably necessary to perform.

Section 6.04. Tenant’s Obligations.

A.                                   Maintenance by Tenant. Except as provided in Section 6.03, Article 7 (Damage or Destruction) and Article 8 (Condemnation), Tenant shall keep all portions of the Premises in good order, condition and repair, ordinary wear and tear excepted. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term: but if the benefit or useful life of such replacement extends beyond the Lease Term (as such Lease Term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant will maintain temperature of Premises sufficient to avoid freezing the sprinkler system. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating, ventilation, and air conditioning system by a licensed contractor approved in advance by Landlord. If any part of the Premises is damaged by any act of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property.

B.                                     Landlord Remedy. Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04 and such failure continues for thirty (30) days after Tenant’s receipt of written notice thereof from Landlord, then Landlord may enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all reasonable costs incurred in performing such maintenance or repair within ten (10) days after written demand.

C.                                     Security Services. Tenant, at Tenant’s sole cost, may contract for installation of security devices for the Premises from a reputable contractor. Monitoring of such devices, if any, shall be performed by a Security Contractor acceptable to Landlord, in Landlord’s reasonable discretion.

D.                                    Mechanic’s Liens. Tenant will not permit any mechanic’s liens, or other liens, to be placed upon the Premises or the Project as a result of work performed on behalf of Tenant during the Lease Term or any extension or renewal thereof, and in case of the filing of any such lien, Tenant will pay same or obtain a release of same within thirty (30) days after receipt of written notice of such lien filing. Tenant agrees to pay all legal fees that might be incurred by Landlord because of any mechanic’s liens being placed upon the Premises, as a result of Tenant’s actions.

E.                                      Vacating of Premises. Tenant shall maintain security of the Premises for the purpose of preventing loss, pilferage and deterioration of the Premises and vandalism at or illegal entry onto the Premises.

Section 6.05. Alterations, Additions, and Improvements.

A.                                   Notice and Consent. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord’s prior written consent, except for non-structural alterations (excluding roof penetrations) which do not exceed Twenty-Five Thousand Dollars ($25,000) in cost cumulatively over the Lease Term and which are not visible from the outside of the Building of which the Premises are part. Alterations, additions, and improvements made by Tenant after the date this Lease is executed by both parties shall be removed or demolished by Tenant at the expiration of the Lease Term, provided Landlord provides Tenant with written notice of such requirement at the time Landlord consents to the alterations, additions or improvements. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount reasonably satisfactory to Landlord for major demolitions or alterations, additions or improvements in excess of $100,000. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05A upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner and in conformity with all applicable laws and regulations. Upon completion of any such work requiring plans, Tenant shall provide Landlord with “as built” plans.

B.                                     Payment. Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least twenty (20) days prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Premises.

Section 6.06. Condition Upon Termination. Not later than the last day of the Lease Term (or any renewals or extensions thereof), Tenant shall surrender the Premises to Landlord, broom clean (with all keys in Tenant’s possession or control) and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to repair under any provision of this Lease; provided, however, that Tenant shall not be required to rebuild any of the first floor office portion of the Premises if Tenant retrofits that portion of the Premises. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 7 (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent unless Tenant obtained Landlord’s consent to surrender the Premises without such removal) prior to the expiration of the Lease and to restore the Premises to its prior condition as of the date of execution of this Lease by both parties, all at Tenant’s expense, as provided in Section 6.05A, except ordinary wear and tear. All alterations, additions and improvements which Landlord did not require Tenant to remove (upon expiration or earlier termination of the Lease) at time of Landlord’s consent shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery, equipment or fixtures which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery, equipment or fixtures. In no event, however, shall Tenant remove any of the following (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings: drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates, or other similar building operating equipment and decorations.

Article 7. DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Premises.

A.                                   Occurrence of Damage. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises.

B.                                     Restoration.

(1) If the Premises are only partially damaged (i.e., less than one-third (1/3) of the office portion of the Premises or less than fifty percent (50%) of storage area portion of the Premises are untenantable as a result of such damage), the facility is securable, and if the proceeds received by Landlord from the insurance policies described in Section 4.04B are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall notify Tenant within thirty (30) days after notice of the occurrence of the damage whether Landlord shall repair the damage. In the event Landlord repairs the damage, Landlord shall use commercially reasonable efforts to complete such repairs promptly.

(2) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which landlord maintains under Section 4.04B, or if any mortgagee or beneficiary under a deed of trust encumbering the Premises should require that proceeds payable as a result of said fire or casualty be used to retire or reduce any debt secured by a deed of trust encumbering the Premises, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, such repairs shall be substantially completed as soon as reasonably possible. Tenant shall pay Landlord the “deductible amount” (if any) up to $25,000 under Landlord’s insurance policy and, if the damage was due to the willful misconduct or negligence of Tenant or Tenant’s employees, agents, contractors or invitees, then Tenant shall pay to Landlord the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant may repair any damage to the Premises and any Building in which the Premises is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within thirty (30) days after Landlord’s termination notice.

C.                                     Termination. If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

Section 7.02. Substantial or Total Destruction. If the Premises are substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate the later of (i) the date the destruction occurred, or (ii) the date Tenant ceases to do business at the Premises.

Section 7.03. Reduction of Rent Due to Casualty Loss. If the Premises are destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article 7, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired. Except for such possible reduction in Rent or as otherwise provided in Section 5.06, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

Notwithstanding anything in this Lease to the contrary, if Landlord fails to restore and repair the Premises to the condition required herein within two hundred ten (210) days after the date of the casualty, Tenant shall be entitled to terminate this Lease by delivering written notice at any time before substantial completion of such repairs and restoration.

Article 8. CONDEMNATION

If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.

If more than twenty percent (20%) of the Premises is taken, Tenant may terminate this Lease as of the date the condemning authority takes title or possession by delivering written notice to Landlord within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority takes title or possession). If Tenant does not terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise; provided, however, that Tenant shall be entitled to a separate award to the extent it does not diminish Landlord’s award. If this Lease is not terminated, Landlord shall repair, at its sole cost and expense, any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.

Article 9. ASSIGNMENT AND SUBLETTING

Section 9.01. Permitted Transfers. Tenant may assign this Lease or sublease the Premises, without Landlord’s consent, to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”), provided Tenant shall give Landlord prompt written notice and Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

Section 9.02. Prohibited Transfers. Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, sell, assign, mortgage, sublease, or otherwise transfer or permit the transfer of (collectively or individually, a “Transfer”) all or any portion of or interest in the leasehold under this Lease. For purposes of this limitation, each of the following events shall constitute a Transfer: (A) if Tenant is an individual, a transfer of all or any portion of or interest in the leasehold by operation of law or by bequest, devise, or inheritance; (B) if Tenant is a partnership, any cumulative sale, assignment, mortgage, pledge, or transfer of more than twenty percent (20%) of the partnership interests; and (C) if Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation (except for transactions described in Section 9.01). Any attempted Transfer without Landlord’s consent shall be voidable by Landlord.

Section 9.03. Landlord’s Consent.

A.                                   Landlord’s Consent; Factors. Tenant’s request for consent to any Transfer described in Section 9.01 shall set forth in writing the details of the proposed Transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed Transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant.

B.                                     Assignment Profit. If Tenant assigns or subleases the Premises pursuant to Section 9.03, the following shall apply:

(1) Tenant shall pay to Landlord as Additional Rent under the Lease fifty percent (50%) of the Profit (defined below) on such transaction within thirty (30) days after the date received by Tenant. The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly Rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant (excluding Tenant’s overhead) in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of Tenant Improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay any portion of assignment or sublease revenue to Landlord. The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis, or as Landlord and Tenant may otherwise mutually agree in writing.

(2) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request, Tenant shall immediately furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord’s receipt of fifty percent (50%) of the Profit shall not be a consent to any further Transfer. The breach of Tenant’s obligation under this Section 9.03B shall be a default under this Lease.

Section 9.04. No Release of Tenant. No assignment, sublease or transfer of any kind permitted by this Article 9, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article 9. Consent to one Transfer is not a consent to any subsequent Transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

Section 9.05. No Merger. No merger shall result from Tenant’s sublease of the Premises under this Article 9, Tenant’s surrender of this Lease or the termination of this Lease in any other manner.

Section 9.06. Post-petition Lease Assumptions. No assumption (“Assumption”) of this Lease pursuant to 11 U.S.C. § 365 (b)(1) by the Tenant as debtor-in-possession or by the trustee for such Tenant shall be effective unless: (i) any monetary Default under the Lease has been cured by payment to Landlord within ten (10) days of the date of Assumption; (ii) any non-monetary Default under the Lease shall be cured by performance within thirty (30) days of the date of Assumption; and (iii) all actual monetary losses incurred by Landlord occasioned by any Default by Tenant under the terms of this Lease have been paid to Landlord within ten (10) days of the date of Assumption.

Article 10. DEFAULTS: REMEDIES

Section 10.01. Intentionally Omitted.

Section 10.02. Defaults. Tenant shall be in material default (a “Default”) under this Lease:

A.                                   Failure to Pay. If Tenant fails to pay Rent or any other charge when due and such failure continues for a period of five (5) days after Tenant’s receipt of written notice.

B.                                     Failure to Perform Nonmonetary Obligations. If Tenant fails to perform any of Tenant’s nonmonetary obligations under this Lease and such failure continues for a period of thirty (30) days after Tenant’s receipt of written notice of such failure from Landlord; provided that if more than thirty (30) days are required to complete such performance, no Default shall occur if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion.

C.                                     Bankruptcy. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection (C) is not a Default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant under this Lease.

Section 10.03. Remedies. On the occurrence and during the continued existence of any Default by Tenant, Landlord may, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

A.                                   Repossession; Damages. Terminate Tenant’s right to possession of the Premises by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In event of repossession of the Premises following Tenant’s Default, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, including an amount equal to the sum of (i) the total Rent for the unexpired balance of the Lease Term following the date the damage judgment is entered (or otherwise awarded) (the “Judgment Date”), including, without limitation all applicable late charges and interest, discounted at the Default Discount Rate (hereinafter defined) to the present value on the Judgment Date, plus all other damages incurred by Landlord in connection with Tenant’s Default as specified in Section 10.04, below, plus the unpaid Rent due as of the Judgment Date, less (ii) the market rental value of the Premises for the balance of the Lease Term, discounted at the Default Discount Rate to the present value on the Judgment Date. For the purposes of clause (i) above, the components of monthly rent (other than Base Rent) for the remainder of the Term shall be deemed to be equal to the respective monthly amounts thereof as were due and payable during the month in which the Lease was terminated. As used in clause (ii), the term “Default Discount Rate” shall be the average of discount rates of the Federal Reserve Bank of Dallas in effect on the first day of each of the six calendar months preceding the month in which the Judgment Date falls, plus three percent (3%).

B.                                     Continuance of Tenant’s Right to Possession. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due.

C.                                     Reletting. Enter upon and take possession of the Premises as Tenant’s agent without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant’s agent and receive the rental therefor, in which event Tenant shall pay to Landlord within thirty (30) days after written demand all sums due pursuant to Section 10.04, below, together with any deficiency that may arise by reason of such reletting.

D.                                    Performance of Tenant’s Lease Obligations. Do whatever Tenant is obligated to do under this Lease and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord within thirty (30) days after written demand for any reasonable expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant’s behalf.

E.                                      Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located, including, but not limited to, reentering the Premises, changing the locks, taking possession of any furniture or fixtures not otherwise subject to a valid prior lien and selling same at a private or public sale and applying the proceeds of such sale to the costs of the sale, payment of damages and payment of sums owing under this Lease.

Section 10.04. Additional Damages Attributable to Tenant Default. In addition to any other sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord: (i) brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Premises to the extent of the remaining Lease Term as of the date of Default; (ii) the costs of removing and storing Tenant’s or other occupant’s property; (iii) the costs of repairing the Premises to the condition otherwise required by this Lease; and (iv) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys’ fees and all court costs in connection with such proceeding. Notwithstanding any provision in this Lease to the contrary, (i) Tenant shall not be liable for any consequential, exemplary or punitive damages or lost profits, (ii) Landlord shall use good faith, commercially reasonable efforts to mitigate Landlord’s damages, (iii) Tenant shall be entitled to vacate the Premises for all or part of the Lease Term without penalty provided Tenant continues to pay Rent in accordance with the terms of this Lease, and (iv) other than as expressly set forth in Section 10.03 A., Landlord shall not be entitled to accelerate Rent. Notwithstanding any provision in this Lease to the contrary, Landlord shall not have and hereby expressly waives any and all constitutional, statutory and contractual lien against the assets or property of Tenant, and Tenant may remove such items at any time and from time to time. Landlord agrees to execute and deliver to Tenant within twenty (20) days after receipt of a written request therefor, such documents as may be reasonably requested by Tenant or its lender to evidence and confirm such waiver.

Section 10.05. Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Article 11. PROTECTION OF LENDERS

Section 11.01. Right to Mortgage and Transfer. Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the Project, this Lease, and all or any part of the rights now or thereafter existing therein and all rents and amounts payable to Landlord under the provisions hereof. In the event of any such transfer or transfers resulting in the transfer of Landlord’s title to the Premises, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability with respect to the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed, provided that Landlord’s liability for return of the Security Deposit as required herein shall only terminate upon the transferee’s express assumption of such liability.

Section 11.02. Subordination. Conditioned on Tenant’s receipt of a nondisturbance agreement conforming with the provisions of this Lease, this Lease shall be subordinate to any deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord shall use its reasonable effort to obtain from Landlord’s mortgagee a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit “D” or such other form providing for nondisturbance rights as is then required by Landlord’s lender provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant shall cooperate with Landlord and any lender which has or is acquiring a security interest in the Premises or the Lease. Tenant shall execute such further documents and assurances as such lender may reasonably require, in connection with the subordination of this Lease to any deed of trust or mortgage encumbering the Premises. Tenant covenants and agrees to execute and deliver within twenty (20) days after written demand such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be reasonably requested by Landlord and/or mortgagee or proposed mortgagee or holder of any security agreement. Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed except as expressly allowed by the terms of this Lease or any subordination, non-disturbance and attornment agreement(s) binding Tenant. Notwithstanding anything to the contrary contained herein, if any beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Section 11.03. Attornment. If Landlord’s interest in the Premises is acquired by any beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease, in accordance with the terms of any nondisturbance and attornment agreement executed by Tenant. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 11.04. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any attornment or subordination or agreement to do so as contemplated under Section 11.02 within twenty (20) days after written request.

Section 11.05. Estoppel Certificates.

A.                                   Certificate Requirements. Within twenty (20) days after receipt of Landlord’s written request or the written request of any mortgagee or beneficiary under a deed of trust encumbering the Premises, Tenant shall execute, acknowledge and deliver to Landlord or to any mortgagee or beneficiary under a deed of trust encumbering the Premises, as the case may be, a written statement in the form attached hereto as Exhibit “E” or such other form as is then required by Landlord’s lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other factual representations or factual information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may reasonably require. Tenant shall deliver such statement to Landlord within twenty (20) days after receipt of Landlord’s written request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

Upon Tenant’s written request or upon the written request of any lender, purchaser, merger partner, subtenant or assignee of Tenant (a “Requesting Party”), Landlord shall execute, acknowledge and deliver to Tenant and to the applicable Requesting Party a written statement certifying; (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Tenant is not in Default under this Lease (or, if Tenant is claimed to be in Default, stating why); and (v) such other factual representations or factual information with respect to Landlord, Tenant or the Lease as Tenant or the Requesting Party may reasonably request (so long as such document does not materially adversely affect Landlord’s rights under this Lease). Landlord shall deliver such statement to Tenant within twenty (20) days after receipt of Tenant’s or the Requesting Party’s written request. Tenant may give any such statement by Landlord to any prospective lender, purchaser, merger partner, subtenant or assignee of Tenant.

B.                                     Landlord Remedy. If Tenant does not deliver such statement to Landlord or to any mortgagee or beneficiary under a deed of trust encumbering the Premises, as the case may be, within such twenty (20) day period, Landlord, and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.06. Tenant’s Financial Condition. Within ten (10) days after written request from Landlord or any mortgagee or beneficiary under a deed of trust encumbering the Premises as the case may be, Tenant shall deliver to Landlord its most recent unaudited financial statements to verify the net worth of Tenant. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement in all material respects as of the date of such statement. Except for the delivery of financial statements to any mortgagee beneficiary under a deed of trust on the Property, prospective mortgagee, investor, prospective investor, or prospective purchaser of the Property, all financial information delivered by Tenant shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE 12. LEGAL COSTS

Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon written demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the losing party in such action shall pay the attorneys’ fees and costs of the prevailing party.

Section 12.02. Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees, in excess of minor charges, incurred in connection with Tenant’s request for Landlord’s consent under Article 9 (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent, up to a maximum of $1,500.

Article 13. MISCELLANEOUS PROVISIONS

Section 13.01. Late Charges. Tenant’s failure to pay Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Project and Premises. Therefore, if Landlord does not receive any Rent payment within five (5) days after it becomes due and such failure continues for five (5) days after Tenant’s receipt of written notice thereof, Tenant shall pay Landlord a late charge equal to three percent (3%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 13.02. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eleven percent (11%) per annum from forty (40) days after the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any Default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 13.03. Landlord’s Liability; Certain Duties.

A.            Definition of Landlord. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee, or credit its transferee with all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

B.            Notice. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Tenant agrees to accept cure of any Landlord default from any mortgagee or beneficiary under any deed of trust encumbering the Property, provided such party shall have no liability or obligation to tender any cure. Landlord shall not be in default under this Lease unless Landlord (or such mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

C.            Personal Liability. Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property and the rents and proceeds therefrom and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease. Tenant agrees to look solely to Landlord’s interest in the Property and the rents and proceeds therefrom for the recovery of any judgment against Landlord, and Landlord shall not be liable for any deficiency. The foregoing provision shall not limit any right that Tenant may otherwise have to obtain specific performance of Landlord’s obligations under this Lease.

D.            Rights of Landlord. At any time during the Lease Term, Landlord may, subject to the notice provision in Section 5.07, enter upon the Premises for the purpose of exercising any or all of the following reserved rights without being liable in any manner to Tenant, provided that Landlord shall have no duty or obligation to perform any of the rights so reserved; (1) To change the name of the Building or the Project without notice to Tenant; (2) To take any and all measures, including making inspection, repairs, alterations, additions and improvements to the Property (other than the Premises) as may be necessary or desirable for the safety, protection, preservation, or more efficient operation of the Property or the Project or the enhancement or protection of Landlord’s interests therein subject to the terms and conditions of this Lease relating to Landlord’s access to the Premises; and (3) During the last 180 days of the Term or any renewal or extension, to display a sign advertising the availability or the Premises for lease, to show the Premises to prospective tenants, and to otherwise market the Premises for the purpose of reletting same, provided that Landlord shall exercise Landlord’s best efforts to avoid unreasonable interruptions of the conduct of Tenant’s business in the Premises.

Section 13.04. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.05. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct or acts of Tenant, the term “Tenant” shall include Tenant’s agents and employees.

Section 13.06. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.07. Notices. All notices required or permitted under this Lease shall be in writing and shall be either personally delivered, or sent via telecopy with receipt confirmation, or by Federal Express or other regularly scheduled overnight courier or sent by United States mail, registered or certified with return receipt requested, properly addressed and with full postage prepaid. All notices shall be effective upon delivery by the sender (and, in the case of a telecopied notice, the date on which a party is deemed to have received such notice shall be the date such telecopy is transmitted with confirmation of receipt) or the day delivery is tendered to the addressee (in the case of hand delivered notices) or three (3) days after the day the notice is consigned by the sender (in the case of couriered or mailed notices). Either party may change its notice address upon written notice to the other party. Said notices shall be sent to the parties hereto at the following addresses, unless otherwise notified in writing (provided that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes).

To Landlord:	RAMCO
Attention: Asset Manager for Plano Tech Building
13760 Noel Road, #800
Dallas, TX 75240

To Tenant:	NEI, Inc.
3501 E. Plano Parkway
Plano, Texas 75074
Attn: Doug Bryant

Section 13.08. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.09. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.10. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THIS LEASE.

Section 13.11. Corporate Authority. If Tenant is a corporation, Tenant represents and warrants that each person signing this Lease on behalf of Tenant has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after Landlord’s written request, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

Section 13.12. Intentionally Omitted.

Section 13.13. Force Majeure. If Landlord or Tenant cannot perform any of its obligations due to events beyond such party’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events; provided, however that such extension will not apply to obligations that can be performed by the payment of money. Events beyond such party’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation. If Landlord or Tenant shall be unable to perform or shall be delayed in the performance of any obligation under this Lease by reason of events beyond such party’s control, such nonperformance or delay in performance shall not render such party liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of Rent or relieve the other party from the fulfillment of any covenant or agreement contained in this Lease.

Section 13.14. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.15. Survival. All representations and warranties of Landlord and Tenant not fully performed on the date of the expiration or termination of this Lease shall survive the termination of this Lease for the maximum period of time allowed by law.

Section 13.16. Gender and Number. Whenever the context so requires herein, the neuter gender shall include the masculine and feminine, and the singular number shall include the plural.

Section 13.17. Signage. Tenant, at Tenant’s expense, shall have the right to install identity signage on the exterior of the Building and/or on a monument sign along Shiloh Road, subject to Landlord’s reasonable approval and City of Plano ordinances.

Article 14. BROKERS

Section 14.01. Broker’s Fee. Tenant and Landlord warrant that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except Landlord’s Broker as referenced in Section 1.06A and Tenant’s Broker as referenced in Section 1.06B, and they know of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Landlord has agreed to pay a commission to Landlord’s Broker and Tenant’s Broker pursuant to a written agreement with such broker. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to brokers or agents other than Tenant’s Broker and Landlord’s Broker. Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim arising in respect to any brokers or agents claiming a commission from Landlord.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

LANDLORD:	Rainier Asset Management Company, LLC,
as agent for the Tenant-in-Common Owners

Date:

TENANT:	NEI, Inc.

Date:

RIDER 1

TO

INDUSTRIAL REAL ESTATE LEASE

RENEWAL OPTION

Provided Tenant is not in Default when Tenant delivers such notice, Tenant may renew this Lease for two (2) additional periods of three (3) years each on the same terms provided in this Lease, except that the Base Rent payable for each month shall be the market rate for space of equivalent size, quality and utility taking into account the credit standing of Tenant; Tenant shall deliver written notice to Landlord indicating whether or not Tenant elects to preserve its option to extend the Lease Term no later than one hundred twenty (120) days prior to the expiration of the Lease Term, including any extension thereof (“Election Date”). Within thirty (30) days after the Election Date, Landlord shall provide Tenant with a proposed Base Rent Renewal Rate. The proposed Base Rent Renewal Rate shall be determined by Landlord in its reasonable discretion, taking into account the factors described hereinabove. If Tenant shall object to Landlord’s proposed Base Rent Renewal Rate, Landlord and Tenant shall negotiate in good faith to determine a mutually acceptable Base Rent Renewal Rate. If Landlord and Tenant reach mutual agreement on or before the day 90 days prior to the expiration of the Lease Term (the “Renewal Target Date”), such rate shall be the Base Rent Renewal Rate, and Landlord and Tenant shall enter into an agreement confirming Tenant’s exercise of this Renewal Option at such Base Rent Renewal Rate. If Landlord and Tenant fail to reach mutual agreement on or before the Renewal Target Date, Tenant may notify Landlord in writing within ten (10) days after the Renewal Target Date that Tenant invokes the arbitration procedure set forth below to determine the Base Rent Renewal Rate. Notwithstanding anything contained herein to the contrary: (a) if Tenant fails to deliver written notice indicating whether or not it elects to preserve its Renewal Option prior to the Election Date, Tenant shall be deemed to have elected not to extend the Lease Term and the renewal option set forth herein shall automatically terminate, and (b) Tenant’s rights hereunder shall terminate if (i) this Lease expires or is canceled, or because of an event of Default, this Lease or Tenant’s right to possession of the Premises is terminated, or (ii) Tenant fails to timely exercise its renewal option hereunder, time being of the essence with respect to Tenant’s exercise thereof.

Upon delivery and receipt of such notice that Tenant rejects Landlord’s proposed Base Rent Renewal Rate, the parties will attempt within seven (7) days thereafter to mutually appoint an appraiser who will select (in the manner set forth below) the Base Rent Renewal Rate (the “Deciding Appraiser”). The Deciding Appraiser must have at least five (5) years of full-time commercial appraisal experience with projects comparable to the Property and be a member of a reputable national appraisal association. The Deciding Appraiser may not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are not able to agree upon a Deciding Appraiser within such seven (7) day period, each party will within fifteen (15) days thereafter separately select an appraiser meeting the criteria set forth above, which two appraisers will, within seven days of their selection, mutually appoint a third appraiser meeting the criteria set forth above (and who also does not have any material financial or business interest in common with either of the two selecting appraisers) to be the Deciding Appraiser. Within twenty (20) days after the appointment (by either method) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser their respective determinations of Base Rent Renewal Rate and any related information. Within twenty-one (21) days after such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party’s submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Base Rent Renewal Rate. Subject to the previous sentence, if the Deciding Appraiser timely receives one party’s submittal, but not both, the Deciding Appraiser must designate the submitted proposal as the Base Rent Renewal Rate for the applicable extension of the Lease Term. Any determination of the Base Rent Renewal Rate made by the Deciding Appraiser in violation of the provisions of this Rider 2 shall be beyond the scope of authority of the Deciding Appraiser and shall be null and void. If the determination of Base Rent Renewal Rate is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the

Deciding Appraiser, one-half (1/2) of all fees, costs and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.

LANDLORD:	Rainier Asset Management Company, LLC,
as agent for the Tenant-in-Common Owners

Date:

TENANT:	NEI, Inc.

Date:

RIDER 2

TO

INDUSTRIAL REAL ESTATE LEASE

CANCELLATION OPTION

Tenant may cancel the Lease following the sixty-sixth (66th) month of the Lease Term provided Tenant (i) provides Landlord with written notice of Tenant’s intent to cancel this Lease on a date certain chosen by Tenant (the “First Cancellation Date”) at least twelve (12) months prior to the First Cancellation Date and (ii) pays to Landlord in cash at the time the rent payment for the next month after Tenant delivers its notice of intent to cancel this Lease is due, a cancellation option fee (the “First Cancellation Fee”) equal to four (4) months Base Rent plus any unamortized lease commission; provided that, if Tenant provides such cancellation notice but fails to pay the First Cancellation Fee in the amount and within the time herein described, Landlord may, at Landlord’s sole option, either (1) treat the Lease as cancelled as of the First Cancellation Date and collect the First Cancellation Fee, (2) enforce this Lease in accordance with its terms as if such cancellation notice had not been given, and Tenant shall have waived its right to cancel pursuant to this paragraph of this Rider 2. The date on which this Lease is cancelled pursuant to this Rider 2, if at all, shall be deemed the termination date of this Lease for all purposes, except earlier termination as provided under the Lease due to Tenant’s Default or casualty or condemnation.

Tenant may cancel the Lease following the seventy-eighth (78th) month of the Lease Term provided Tenant (i) provides Landlord with written notice of Tenant’s Intent to cancel this Lease on a date certain (the “Second Cancellation Date”) at least twelve (12) months prior to the Second Cancellation Date and (ii) pays to Landlord in cash at the time the rent payment for the month after Tenant delivers its notice of intent to cancel this Lease is due, a cancellation option fee (the “Second Cancellation Fee”) equal to three (3) months Base Rent plus any unamortized lease commission; provided that, if Tenant provides such cancellation notice but fails to pay the Second Cancellation Fee in the amount and within the time herein described, Landlord may, at Landlord’s sole option, either (1) treat the Lease as cancelled as of the Second Cancellation Date and collect the Second Cancellation Fee; or (2) enforce this Lease in accordance with its terms as if such cancellation notice had not been given, and Tenant shall have waived its right to cancel pursuant to this paragraph of this Rider 2. The date on which this Lease is cancelled pursuant to this Rider 2, if at all, shall be deemed the termination date of this Lease for all purposes, except earlier termination as provided under the Lease due to Tenant’s Default or casualty or condemnation.

LANDLORD:	Rainier Asset Management Company, LLC,
as agent for the Tenant-in-Common Owners

Date:

TENANT:	NEI, Inc.

Date:

EXHIBIT “A”

PROPERTY

Being a tract of land situated in the Eli Murphy Survey, Abstract No. 597, O. Yeomans Survey, Abstract No. 1043, In Collin County, Texas, and being a Dart of a tract of land described by instrument to Argent Plano Realty, L.P. as recorded in File “99-0011425, Deed Records, Collin County, Texas IO.R.C.C.T.I, and being all of Lot 7, Block l of the final plot of Plano Tech Center, on addition to the City of Plano, Texas as recorded In Volume M. Page 49. Plot Records, Collin County, Texas (P.R.C.C.T.I, and being more particularly described as follows:

BEGINNING at a ½-inch iron rod with COD stomped ‘HALFF ASSOC. INC: (hereinafter referred to as ‘with cop•) found for the most westerly southwest corner of said Lot 7, said point also being the southeast corner of Block 21, a Replot of Blocks 16, 17, 20, and 21. Central Plano Industrial Pork Phase III as recorded in Cabinet ‘F’, Page 145 Deed Records of Collin County, Texas, said point also being on the north line of Technology Drive (6O feet wide);

THENCE North 00 degrees 12 minutes 30 seconds East, departing said north line and along the east line of Block 21, a distance of 330.27 feet to a ½-Inch iron rod with COD found at the northeast corner of said Block 21, said corner being on the south line of the St. Louis Southwestern Railway right-of-way (variable width);

THENCE South 79 degrees 32 minutes 25 seconds East, deporting sold Block line and along said south line, a distance of 114.68 feet to a ½-lnch Iron rod with cop found for corner;

THENCE South 86 degrees 20 minutes 07 seconds East, continuing along said south line, a distance of 544.82 feet to a ½-lnch iron rod with cap found for corner;

THENCE. South 79 degrees 32 minutes 43 seconds East, continuing along sold south line, a distance of 238.72 feet to a ½-inch Iron rod with cap found for corner, said corner being the northwest corner of a tract of land described by deed to Texas Utilities Electric Company as recorded in Volume 3409, Page 17, Deed Records of Collin County, Texas;

THENCE South 10 degrees 27 minutes 17 seconds West, departing sold south line and along the west line of said Texas Utilities Electric Company tract, a distance of 275.00 feet to a ½-lnch iron rod with COD sot for corner, sold point being a common corner with Lot 8 of sold Block I;

THENCE South 39 degrees 26 minutes 15 seconds West, departing sold west line and along the common line between sold Lots 7 and 8, a distance of 37.48 feet to on ‘X’ in concrete found for corner, said point being a common corner for Lot 6 of said Block

THENCE North 89 degrees 47 minutes 30 seconds West, along the common line between sold Lots 6 and 7, a distance of 729.45 feet to a “crow’s foot” found for corner on the east line of Klein Road;

THENCE North 10 degrees 27 minutes 35 seconds East, along said east line of Klein Rood. a distance of 48.12 feet to on ‘X’ In concrete found at the Intersection of said east line and the said north line of Technology Drive;

THENCE North 79 degrees 32 minutes 25 seconds West, along sold north line, a distance of 99.67 feet to tile POINT OF BEGINNING AND CONTAINING 300,130 square feet or 6.89 acre: of land, more or less.

EXHIBIT “A-1”

FLOOR PLATE

St. Louis Southwestern Railway
Building 7
104,104 sf
T.U. Electric
(Undeveloped)
Technology Drive
Building 6
104,104 sf
Building 8
107,059 sf
Building 5
104,104 sf
Shiloh Road
Summit Ave.
Building 3
70,880 sf
Building 4
74,038 sf
Klein Road
Building 2
70,880 sf
Plano Parkway
Building 1
46,575 sf

EXHIBIT “B”

SITE PLAN OF PROJECT

St. Louis Southwestern Railway
Building 7
104,104 sf
T.U. Electric
Technology Drive
Building 6
104,104 sf
Building 5
104,104 sf
Building 8
107,059 sf
Shiloh Road
Summit Ave.
Klein Road
Building 4
74,038 sf
Building 3
70,880 sf
Building 2
70,880 sf
Plano Parkway
Building 1
46,575 sf

EXHIBIT “C”

Intentionally Omitted

EXHIBIT “D”

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into as of the date set forth below by and between                                                 , (“Tenant”);                                                   , (“Landlord”); and                                                            as Trustee for the registered holders of                                   Commercial Mortgage Pass-Through Certificates Series                     , whose Master Servicer is Midland Loan Services, Inc. (collectively, “Lender”), as follows:

RECITALS

LENDER is now the holder of a Mortgage or Deed of Trust, which secures or will secure a Note in the original principal amount of $                               . The Mortgage or Deed of Trust and any other security instruments, executed by the Landlord in favor of Lender, encumber the real property, together with the buildings and improvements on that property, described as “Exhibit A”, which is attached to this document; and

TENANT is the holder of a lease (the “Lease”) dated                      from Landlord, further amended by instrument(s) dated                      (such lease, together with the amendments referenced above, are collectively referred to as “the Lease”) covering certain premises more particularly described in the Lease (referred to later as the “Leased Premises”); and

TENANT, LANDLORD AND LENDER desire to confirm their understanding with respect to the Lease and the Mortgage or Deed of Trust;

ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this instrument, Tenant, Landlord and Lender agree and covenant as follows:

1.     Now and at all times in the future, the Lease and the rights of the Tenant shall be subject and subordinate to the above Mortgage or Deed of Trust, and to all renewals, modifications or extensions of that Mortgage. However, such renewals, modifications and extensions shall be subject and entitled to the benefits of the terms of this Agreement.

2.     So long as Tenant is not in default in the payment of rent or in Tenant’s performance of any of the terms, covenants or conditions of the Lease (beyond any period given Tenant to cure such default):

a)     Lender shall not diminish nor interfere with Tenant’s possession of the Leased Premises, or Tenant’s rights and privileges under the Lease or lease renewals, modifications or extensions that may be affected in accordance with any options under the Lease.

b)    Tenant’s occupancy of the Leased Premises shall not be disturbed, affected or impaired by Lender during the term of the Lease or any such renewals, modifications or extensions of the Lease.

c)     Tenant, or any leasehold mortgagee of Tenant (“Tenant’s Mortgagee”) shall not be named or joined in any action or proceeding brought by lender to enforce any of its rights in the event of default under the Note, Mortgage (or Deed of Trust), unless such joinder be required by law for effecting those remedies available under the security instruments. Such joinder would ONLY be for the purposes of effecting those remedies, but not for the purpose of terminating the Lease or affecting Tenant’s right to possession.

d)    If the interests of Landlord shall be transferred to and owned by Lender by reason of foreclosure or other proceedings or by any other manner, and Lender succeeds to the interests of the Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and for any extensions or renewals which may be effected in accordance with any option granted in the Lease, with the same force and effect as if Lender were the Landlord under the Lease. Tenant agrees to attorn to Lender as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement immediately upon Lender succeeding to the interest of the Landlord under the Lease. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth. The parties’ intent is to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length in this Agreement.

3.     During the period of Lender’s ownership of Landlord’s interest in the Lease, Tenant and Tenant’s Mortgagee shall have the same remedies against Lender for the breach of an agreement contained in the Lease that Tenant and Tenant’s Mortgagee would have had against the Landlord if Lender had not succeeded to Landlord’s interest; provided, however, that even though provisions in the Lease may be to the contrary, Lender shall not be:

a)     liable for any act or omission of any prior landlord arising under the Lease (including the Landlord) or subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord arising under the Lease (including the Landlord); or,

b)    bound by any rents or additional rent which Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or

c)     bound by any amendment or modification of the Lease made without its consent; or,

d)    liable for any security deposited under the Lease unless such security has been physically delivered to Lender.

Provided, however, that the Lender shall not be relieved from responsibility for failure to perform any obligation under the Lease which, although such failure may have begun prior to Lender succeeding to Landlord’s interest, thereafter continues. In such event, Lender’s responsibility shall be determined as if the failure had first arisen upon the day Landlord’s title to the Subject Property succeeds to Lender.

4.     Tenant shall promptly notify Lender of any default, act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction (“a Landlord Default”). In the event of a Landlord Default, the Tenant shall not exercise any rights available to it until it has given written notice of such Landlord Default to Lender; and Lender has failed within thirty (30) days after Lender receives such notice, to cure or remedy the Landlord Default. If the same can not be reasonably remedied within such thirty-day period, then Lender shall have a reasonable period for remedying such Landlord Default. However, in any event, Lender’s time to cure such default shall not be less than the period of time the Landlord would be entitled to cure such default pursuant to the terms of the Lease. Lender shall have no obligation under this paragraph to remedy any Landlord Default.

5.     The terms “holder of a mortgage” and “Lender” or any similar term in this document or in the Lease shall be deemed to include Lender and any of its successors or assigns, including anyone who shall have succeeded to Landlord’s interests by, through or under foreclosure of the Mortgage or Deed of Trust, or by deed in lieu of such foreclosure or otherwise.

6.     The Landlord has assigned or will assign to Lender all of Landlord’s right, title and interest in the Lease by an Assignment of Rents and Leases (“Rent Assignment”). If in the future there is a default by the Landlord in the performance and observance of the terms of the Note or Mortgage or Deed of Trust, the Lender may, at its option under the Rent Assignment, require that all rents and all other payments due under the Lease be paid directly to Lender. Upon notification to that effect by the Lender to the Landlord and the Tenant, the Landlord HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS the Tenant and the Tenant agrees to pay any payments due under the terms of the Lease to the Lender. Such payments shall constitute payments under the terms of the Lease and Landlord shall have no claim against Tenant by reason of such payments made to Lender. Tenant shall make such payments to Lender regardless of any right of setoff, counterclaim or other defense that Tenant may have against Landlord. Neither the Rent Assignment nor its implementation shall diminish any obligation of the Landlord under the Lease or impose any such obligations on the Lender.

7.     Any notice, or request or other communication required by this Agreement to be given shall be in writing and shall be: (a) personally delivered; or, (b) sent via nationally recognized overnight courier; or, (c) transmitted by postage prepaid registered or certified mail, return receipt requested. All such notices, requests or other communications shall be addressed to Tenant, Landlord or Lender at the addresses set forth below or such other address as the parties shall in like manner designate. All such notices and requests shall be deemed to have been given on the first to occur of: (i) the actual date received, or (ii) the date of delivery if personally delivered; or (iii) five (5) days following posting if transmitted by mail.

If to Tenant:

If to Landlord:

If to Lender:

Midland Loan Services, Inc.

10851 Mastin Blvd., Suite 700

Overland Park, KS 66210

Attention:                                   , Asset Manager

8.     This Agreement may NOT be modified except by a written agreement signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and assigns.

IN RATIFICATION OF THIS AGREEMENT, the parties have placed their signatures and seals below, by and through their duly authorized officers on this date,                                       , 20  .

“LENDER” as Trustee
for
Commercial Mortgage Pass-Through Certificates
Series
by and through its Master Servicer,
Midland Loan Services, Inc.

By
Brad Hauger
Senior Vice President and
Servicing Officer

STATE OF KANSAS	)
)
COUNTY OF JOHNSON	)

On this          day of                  , 2           , before me, a Notary Public in and for the State of Kansas, personally appeared Brad Hauger, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged that he is the Senior Vice President and Servicing Officer of Midland Loan Services, Inc., to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of Kansas.

My appointment expires

“TENANT”
(print)

By
Its

STATE OF	)
) ss.
COUNTY OF	)

On this          day of                     , 2         , before me, a Notary Public in and for the State of                                      , personally appeared                                           personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged that he/she is the                                               of                     , to be the free and voluntary act and deed of said                                 for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of
.

My appointment expires

“LANDLORD”
(print)

By
Its

STATE OF	)
) ss.
COUNTY OF	)

On this              day of                  , 2     , before me, a Notary Public in and for the State of                     , personally appeared                               personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged that he/she is the                                     of                  , to be the free and voluntary act and deed of said                             for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of
.

My appointment expires

EXHIBIT “E”

ESTOPPEL CERTIFICATE

1.             DEFINITIONS. In this Certificate, the following terms have the meanings given to them:

(a)	Landlord:	Rainier Asset Management Company, LLC, as agent for the Tenant-in-Common Owners.
(b)	Tenant:	NEI, Inc.
(c)	Lease:	Lease dated between Landlord and Tenant.
(d)	Premises:	Suite
(e)	Building Address:	3501 E. Plano Parkway
Plano, Texas 75074

2.             Landlord and Tenant confirm that the Commencement Date of the Lease is 02/1/10, and the Expiration Date is 07/31/2017.

3.             The Rentable Area of the Premises is deemed to be 82,880 square feet.

4.             The Rentable Area of the Building is deemed to be 82,880 square feet.

5.             Tenant’s Share is 100% percent.

6.             Tenant has accepted possession of the Premises as provided in the Lease.

7.             The Improvements required to be furnished by the Landlord in accordance with the Workletter (if any) have been furnished to the satisfaction of Tenant (subject to any corrective work or punch-list items submitted previously to Landlord).

8.             All terms and conditions to be performed by Landlord under the Lease have been satisfied and on this date Tenant is unaware of existing defenses or offsets, which Tenant has against the full enforcement of the Lease by Landlord.

9.             The Lease is in full force and effect and has not been modified, altered, or amended, except as follows:

None

10.           There are no setoffs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

Landlord and Tenant have executed this Commencement Date and Estoppel Certificate as of the dates set forth below.

Tenant:	NEI, Inc.	Landlord:	Rainier Asset Management Company, LLC, as agent for the Tenant-in-Common Owners

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

Exhibit “F”

RULES AND REGULATIONS

1.                                       Landlord will furnish Tenant free of charge two (2) keys to each door in and to the Tenant’s leased Premises. Landlord may make any reasonable charge for additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver the Landlord the keys of all doors which have been furnished to the Tenant and in the event of loss of any keys furnished, shall notify Landlord of lost keys.

2.                                       Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased Premises or the Project regardless of whether such loss occurs when the area is locked against entry or not.

3.                                       Except as required to periodically inspect and service HVAC units, no Tenant and no employee of any Tenant shall go up on the roof of the Building, without prior knowledge and written consent of the Landlord.

4.                                       Tenant shall be responsible for maintaining with Landlord an up-to-date list of personnel to be notified in the event of an emergency. This list must include correct after hours phone numbers, pager numbers and cellular numbers for the employee(s) who are designated for this responsibility.

5.                                       The directory of the Building, if any will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any names therefrom.

6.                                       Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall not leave any vehicle in a state of disrepair (including without limitation: flat tires, out of date inspection stickers or license plates) on the leased Premises or Project.  If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right after three (3) days, including weekends and holidays to remove such vehicles at Tenant’s expense. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant’s right to possession of its leased Premises. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver. The areas located directly in front of the dock doors shall strictly be used for loading and unloading and shall not be used for additional parking except as approved by the Landlord. Semi-trailers and/or trucks may not block or obstruct the traffic flow or marked fire lanes.

7.                                       Tenant shall provide cleaning and janitorial services for the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property caused by the janitor or any other persons who might be working on the Property.

8.                                       Tenant shall not store anything on the exterior of the Building without prior written consent from Landlord.

9.                                       Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

10.                                 Tenant shall not use in any space of the Building any hand trucks except those equipped with wheels and side guards or other such material-handling equipment as Landlord may approve; provided, however, that Tenant shall be entitled to use forklifts and similar material-handling equipment in the Premises without Landlord’s approval. Tenant shall not bring any other vehicles of any kind into the Building, except as may be necessary from time to time in the course of Tenant’s business. No vehicles may be parked or stored inside the Building for an extended period.

11.                                 No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments or the making of unseemly noises of any kind. Tenant shall not permit any objectionable or unpleasant odors, smoke, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other tenants of the Building in which the Premises are a part.

12.                                 The restroom facilities and other water fixtures shall not be used for any other purpose other than those for which they were constructed and any damage resulting to them from misuse shall be borne by the Tenant. No person shall use water from the faucets except for those for which they are billed by the applicable water department.

13.                                 Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances or stairways of the Building. The halls, passages, exits and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

14.                                 None of the park lawn areas, entries, passages or doors shall be blocked or obstructed nor any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas or such area used by Tenant’s agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

15.                                 Subject to item 30 of these rules and regulations, Tenant shall not place, install or operate on the leased Premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased Premises or project any explosives, gasoline, kerosene, oil, acids, caustics or any flammable, explosive or hazardous materials without written consent of Landlord.

16.                                 Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant without prior written consent of Landlord.

17.                                 Tenant shall not place a load upon any floor, which exceeds the load per square foot, which floor was designed to carry and which is allowed by law.  Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to reasonably eliminate noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

18.                                 Except as approved by Landlord and further provided in Section 6.05 A of the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as reasonably approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

19.                                 Tenant shall store and dispose of all its trash and garbage in proper receptacles, located in areas approved by Landlord and at its sole cost and expense. Said receptacles must be of a size and type that will be compatible with the volume, size, and type of trash that is placed into the receptacle.

20.                                 All doors or closures must be kept closed at all times, if there are no doors, then Tenant shall be required to schedule the frequency of the emptying of their receptacle(s) so that no trash will spill over the top onto the ground.  Tenant shall not place in any trash box or receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Tenant shall be responsible for the removal of all trash and debris from the exterior of the property within the boundaries of their leasehold, regardless of where such trash and debris originated.

21.                                 No sign, placard, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without prior written consent of the Landlord. Landlord shall have the right to remove at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, affixed, painted or inscribed at Tenant’s expense. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs to be altered, the cost for which shall not be unreasonable.

22.                                 If Landlord objects to in writing any curtains, blinds, shades or screens attached to, hung in or used in connection with any window or door, Tenant shall promptly discontinue such use. No awning shall be permitted on any part of the Premises without Landlord’s prior approval. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable discretion of Landlord, from outside the Premises.

23.                                 Subject to item 30 of these rules and regulations, no cooking shall be done or permitted by any Tenant on the Premises, except by the use of an Underwriter’s Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages, and provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

24.                                 Tenant shall not install, maintain or operate upon the Premises any vending machine, except for the exclusive use of its employees.

25.                                 Tenant shall not at any time occupy any part of the leased Premises or project as sleeping or lodging quarters.

26.                                 No dogs, unless assisting the visually impaired, cats, fowl, or other animals shall be brought into or kept in or about the leased Premises.

27.                                 Landlord may waive one or more of these Rule and Regulations for the benefit of any particular tenant or tenants, but no such waiver shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations to include any or all of the Tenants of the Building.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

28.                                 Landlord reserves the right to make other such reasonable rules and regulations as in its judgment may be from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit F and any additional rules and regulations, which may be added.

29.                                 Tenant is hereby notified of the existence of permanent PVC conduit that is located adjacent to and is accessible by each building located within the Plano Tech Center Phase I & II development. The sole purpose for this conduit is to provide access to any leasehold in any building by a tenant wishing to install telecommunications cabling (including optical fiber), such cabling and/or fiber to be supplied by the Tenant’s provider of choice. It is a requirement by Landlord that the conduit system be utilized for the installation of all such connections. Landlord must approve any such installation in writing and no other method of access to the Building will be permitted. Any unauthorized access to the Building will be removed at the sole expense of the Tenant.

30.                                 Notwithstanding the prohibitions in items 15 and 23 of these rules and regulations, Tenant shall be entitled to hold seasonal company events, picnics and cookouts at the Project; provided, that (i) no activity conducted at any such event shall be in violation of local statutes or ordinances, and (ii) such event does not interfere with the regular business operations of other tenants at the Project.

EXHIBIT “G”

SIGNAGE CRITERIA AND APPROVALS

Tenant shall be entitled to maintain its current signage relating to the Premises and the Project.

If other signs are requested by Tenant and approved by Landlord, then such signs shall meet the following criteria:

Signs shall be composed of individual letters.

Signs shall be located on the Building (front elevation).

Signs shall be made of solid expanded PVC, Komacel or equal product.

Letters shall be 30mm minimum in depth.

Letters of signs to be stud set with threaded connection on back side of letter.

Letters of signs to be attached to concrete panels as directed by fabricator.

Sign layout, location on building, type-face and color to be approved by Landlord prior to fabrication.

Signs to conform to City of Plano sign criteria.